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                                                                      EXHIBIT 11
                                                                    6/30/95 10-Q



                                  Plexus Corp.
             Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)
                                    ________



                                               Quarter Ended 6/30/95         Nine-months Ended 6/30/95
                                               ---------------------         -------------------------
                                          Common and                        Common and
                                            Common              Fully         Common            Fully
                                          Equivalent           Diluted       Equivalent        Diluted
                                          ----------           -------      ----------         -------
Net income                                  $1,823             $1,823         $4,188           $4,188
                                            ======             ======         ======           ======


Weighted average number
         of common shares
         outstanding                         6,460              6,460          6,460            6,460

Adjustment:
         Assumed issuances under
                 stock option plan             110                127             85              127
         Assumed conversion of
                 preferred stock               555                555            555              555
                                            ------             ------         ------           ------
         Common equivalent shares
                 outstanding                 7,125              7,142          7,100            7,142
                                            ======             ======         ======           ======


Net income per common share                   $.26               $.26           $.59             $.59
                                              ====               ====           ====             ====





            See notes to condensed consolidated financial statements